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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.   )

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[ ] Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Section
    240.14a-11(c) or Section 240.14a-12]

                          FIRST COMMERCIAL CORPORATION
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                (Name of Registrant as Specified In its Charter)

                          FIRST COMMERCIAL CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

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     Item 22(a)(2) of Schedule 14A.

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                         FIRST COMMERCIAL CORPORATION
                           400 West Capitol Avenue
                         Little Rock, Arkansas  72203

To the Shareholders of
First Commercial Corporation:

    In connection with the Annual Meeting of Shareholders of First Commercial Corporation held April 16, 1996, for the purpose of electing six directors and amending the Company's Articles of Incorporation to provide that the number of authorized shares of common stock the Company shall have authority to issue shall be 50,000,000, you received a Notice of Annual Meeting and a Proxy Statement dated March 18, 1996. Inadvertently, the notice you received did not provide the sixty (60) day advance notice that is required prior to any meeting at which a proposal to increase the number of authorized shares of common stock will be considered. The Company recently learned that the notice to shareholders of the annual meeting held in 1993 at which the shareholders voted to increase the number of shares of the Company's common stock from 16,666,666 to 34,000,000 also inadvertently did not provide such notice. In order for the notice of the 1996 annual meeting to comply with the 60-day requirement, the Board of Directors of the Company determined, with respect to the proposal to amend the Articles of Incorporation, to adjourn the Annual Meeting of Shareholders held April 16, 1996, until June 20, 1996, at 9:00 a.m., local time. The adjourned meeting will be held on the fourth floor of the First Commercial Building, 400 West Capitol Avenue, Little Rock, Arkansas.

    The legal effect of the adoption of the proposed amendment will be to increase the Company's authorized shares of common stock to 50,000,000 thereby confirming the action taken at the 1993 annual meeting.

    Pursuant to Arkansas law, the proposed amendment will be adopted if approved by the holders of a majority of the outstanding shares of common stock and will become effective upon the filing of articles of amendment with the Secretary of State of the State of Arkansas.

    As stated in the notice delivered to you dated March 18, 1996, only shareholders of record on February 22, 1996, will be entitled to vote at the meeting or any adjournment thereof.

    In the event you have already marked and returned the proxy card previously delivered to you and wish to change your vote as a result of this subsequent information, please use the proxy card enclosed herein for that purpose. Alternatively, you may attend the adjourned meeting and vote in person.

    In the event you do not wish to change your vote, you need take no further
action.                 ---

    If you have any questions about the adjourned meeting, please feel free to contact Lynn Wright at 501-371-7142.

                                      By Order of the Board of Directors,

                                       /s/ Donna B. Rogers

                                      Donna B. Rogers, Secretary
Little Rock, Arkansas
April 19, 1996